Exhibit 10.9

FORM OF

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (the “Agreement”) is entered into as of the [__] day of April, 2004, between Assured Guaranty Ltd., a Bermuda company (the “Company”), and ACE Limited, a Cayman Islands corporation (“ACE”).

RECITALS

A.            The Company and ACE and certain Affiliates of ACE are parties to that certain Master Separation Agreement, dated as of April [__], 2004 (the “Separation Agreement”), pursuant to which it is contemplated that the Company will make a Public Offering of the Company’s Common Shares held by Subsidiaries of ACE.  Terms used but not defined herein have the meanings given to them in the Separation Agreement.

B.            The Company and its Subsidiaries, as wholly-owned Subsidiaries of ACE, have previously received certain administrative, support and other services from ACE and its Affiliates.

C.            In order to effect an orderly transition by the Company to a separate, stand-alone entity following the Public Offering, each of the parties hereto desires that certain services previously provided by the other party or its Affiliates be provided for a period of time following the Closing Time.  For purposes of this Agreement, the party providing the services, directly or through an Affiliate, shall be referred to as the “Service Provider,” and the party receiving the services shall be referred to as the “Service Receiver.”

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the sufficiency of which is acknowledged, the parties hereby agree as follows:

ARTICLE 1

SERVICES

1.1           Services.  Subject to the terms and conditions of this Agreement, each Service Provider, acting through it and/or its Affiliates’ respective employees, agents, contractors or independent third parties, agrees to provide or cause to be provided to the Service Receiver and its Post-Closing Subsidiaries the services set forth in Schedule 1.1 hereto (all of such services plus any additional services provided pursuant to Section 1.3 are collectively referred to herein as the “Services”).  At all times during the performance of the Services, all Persons performing such Services (including agents, temporary employees, independent third parties and consultants) shall be construed as being independent from the Service Receiver and its Affiliates, and such Persons shall not be considered or deemed to be an employee of the Service Receiver or its Affiliates nor entitled to any employee benefits of the Service Receiver or its Affiliates as a result of this Agreement.

1.2           Service Coordinators. Each party will nominate a representative to act as the primary contact Person with respect to the provision of the Services as contemplated by this Agreement (the “Service Coordinators”). The initial Service Coordinators shall be James Michener for the Company and its Affiliates and Andy Gibbs for ACE and its Affiliates.  Unless the Company and ACE otherwise agree, ACE and the Company agree that all notices and communications relating to this Agreement other than those day to day communications and billings relating to the actual provision of the Services shall be directed to the Service Coordinators in accordance with Section 5.5 hereof.

1.3           Additional Services. From the date hereof until 12 months following the Closing Time, the Company and its Affiliates may request additional Services from ACE and its Affiliates by providing written notice. Upon mutual agreement as to the cost, duration and scope of such additional Services, ACE and the Company may supplement in writing Schedule 1.1 hereto to include such additional Services.

1.4           Third Party Services.  Service Providers shall have the right to hire third party subcontractors to provide all or part of any Service hereunder; provided, that, in the event such subcontracting is inconsistent with past practices and the practice applied by the Service Provider generally from time to time within its own organization, the Service Provider obtains the prior written consent of the Service Receiver, which consent shall not be unreasonably withheld.

1.5           Standard of Performance; Limitation of Liability. The Services to be provided hereunder shall be performed with the same general degree of care as when performed within the Service Provider’s organization. In the event a Service Provider or its Affiliates fails to provide the Services in accordance herewith, the sole and exclusive remedy of the Service Receiver and its Affiliates shall be to, at the Service Receiver’s sole discretion, either (i) have the Service reperformed, or (ii) not pay for such Service, or if payment has already been made, receive a refund of the payment made therefor; provided that in the event the Service Provider defaults in the manner described in Section 3.3(ii), the Service Receiver shall have the further rights set forth in Section 3.3. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 1.5, NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, IMPLIED OR EXPRESSED, ARE MADE BY A SERVICE PROVIDER OR ITS AFFILIATES WITH RESPECT TO THE SERVICES UNDER THIS AGREEMENT AND ALL SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY WAIVED AND DISCLAIMED. EACH SERVICE RECEIVER, ON ITS OWN BEHALF AND BEHALF OF ITS AFFILIATES, HEREBY EXPRESSLY WAIVES ANY RIGHT THE SERVICE RECEIVER OR ANY OF ITS AFFILIATES MAY OTHERWISE HAVE FOR ANY LOSSES, TO ENFORCE SPECIFIC PERFORMANCE OR TO PURSUE ANY OTHER REMEDY AVAILABLE IN CONTRACT, AT LAW OR IN EQUITY IN THE EVENT OF ANY NON-PERFORMANCE, INADEQUATE PERFORMANCE, FAULTY PERFORMANCE OR OTHER FAILURE OR BREACH BY A SERVICE PROVIDER OR ITS AFFILIATES UNDER OR RELATING TO THIS AGREEMENT, NOTWITHSTANDING THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OR GROSS NEGLIGENCE OF A SERVICE PROVIDER OR ITS AFFILIATES OR ANY OTHER PERSON INVOLVED IN THE PROVISION OF SERVICES AND WHETHER DAMAGES ARE ASSERTED IN CONTRACT OR TORT, UNDER FEDERAL, STATE OR FOREIGN LAWS OR OTHER STATUTE OR OTHERWISE.

1.6           Conflict with Laws. Notwithstanding any other provision hereof, a Service Provider shall not be required to provide a Service to the extent the provision thereof would violate or contravene applicable law. To the extent that the provision of any such Service would violate applicable law, the parties agree to work together in good faith to provide such Service in a manner that would not violate any law.

ARTICLE 2

FEES; PAYMENTS

2.1           Fees. Each Service will be provided at the price indicated in Schedule 1.1 or as otherwise agreed pursuant to Section 1.3.

2.2           Payments. Charges for Services shall be invoiced monthly by the Service Provider or its Affiliate providing the Service. The Service Receiver shall make the corresponding payment no later than 30 calendar days after receipt of the invoice. Each invoice shall be directed to the applicable Service Coordinator or such other person designated in writing from time to time by such Service Coordinator. The invoice shall set forth in reasonable detail for the period covered by such invoice: (i) the Services rendered, (ii) the basis for the calculation of the costs (if otherwise than set forth on Schedule 1.1), and (iii) such additional information as the Service Receiver may reasonably request at least 30 days in advance of the billings for a particular Service. In the event there is any dispute with respect to an invoice, the Service Receiver shall make the payment for all non-disputed portions in accordance herewith.

ARTICLE 3

TERM; TERMINATION OF SERVICES

3.1           Term. The term of this Agreement shall commence effective as of the Closing Time and shall continue in force until the termination of all Services in accordance with the duration of such Services set forth in Schedule 1.1 or as otherwise set forth herein or agreed by the parties pursuant to Section 1.3.

3.2           Discontinuation of Services.  A Service Receiver may, upon written notice to the Service Provider, elect to discontinue any individual Service from time to time.  A Service Provider may, upon 30 days’ notice and with the Service Receiver’s prior written consent, elect to discontinue providing any individual Service from time to time. The Service Receiver may withhold such consent in its sole discretion.

3.3           Termination for Default. In the event (i) of a failure of the Service Receiver to pay for Services in accordance with the terms of this Agreement, or (ii) of a failure of the Service Provider to perform, or cause to be performed, the Services in accordance with the terms of this Agreement, then in either case the non-defaulting party shall have the right, at its sole discretion, to terminate this Agreement if the defaulting party has (A) failed to cure the default within30 days of receipt of written notice of the default (which notice must include a statement that it constitutes a notice of default under this Agreement) or, (B) if such default is not reasonably susceptible to cure within a 30 day period, taken action within 30 days of receipt of the written notice of default reasonably designed to cure such default as soon as is reasonably practicable. The right to terminate this Agreement set forth in clause (ii) above and the rights set forth in Section 1.5 shall constitute the sole and exclusive rights and remedies for a breach hereunder (including without limitation any breach caused by an Affiliate of a Service Provider or other third party providing a Service hereunder).

ARTICLE 4

INDEMNIFICATION

4.1           Personal Injury.  EACH PARTY (AS AN INDEMNIFYING PARTY) SHALL ASSUME ALL LIABILITY FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD THE OTHER PARTY, ITS AFFILIATES AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS (ALL AS INDEMNIFIED PARTIES) FREE AND HARMLESS FROM AND AGAINST ALL LOSSES ARISING OUT OF OR RELATING TO ANY INJURY TO OR DEATH OR SICKNESS OF ANY EMPLOYEE, AGENT OR REPRESENTATIVE OF THE INDEMNIFYING PARTY, ITS AFFILIATES OR THEIR CONTRACTORS OR SUBCONTRACTORS HOWSOEVER ARISING AND WHETHER OR NOT CAUSED BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTIES, EXCEPT TO THE EXTENT SUCH LOSS IS CAUSED BY THE WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY.

4.2           Property Damage. EACH PARTY (AS AN INDEMNIFYING PARTY) SHALL ASSUME ALL LIABILITY FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD THE OTHER PARTY, ITS AFFILIATES AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS (ALL AS INDEMNIFIED PARTIES) HARMLESS FROM AND AGAINST ALL LOSSES ARISING OUT OF OR RELATING TO ANY LOSS OF OR DAMAGE TO PROPERTY OWNED BY SUCH INDEMNIFYING PARTY, ITS AFFILIATES, THEIR CONTRACTORS OR SUBCONTRACTORS OR THEIR RESPECTIVE EMPLOYEES, AGENTS OR REPRESENTATIVES, HOWSOEVER ARISING AND WHETHER OR NOT CAUSED BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTIES, EXCEPT TO THE EXTENT SUCH LOSS IS CAUSED BY THE WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY.

4.3           Services Received. Each Service Receiver hereby acknowledges and agrees that: (a) the Services to be provided hereunder are subject to and limited by the provisions hereof, including, without limitation, the limitation of remedies available to the Service Receiver which restricts available remedies resulting from a Service not provided in accordance with the terms hereof to either non-payment or reperformance of such defective Service and, in certain limited circumstances, the right to terminate this Agreement; (b) the Services are being provided solely as a result of the Public Offering and the Service Provider and its Affiliates do not provide any such Services to non-Affiliates in the normal course of business; and (c) a material inducement to the Service Provider’s agreement to provide the Services is the limitation of liability set forth herein and the release and indemnity provided by the Service Receiver. ACCORDINGLY, EXCEPT WITH REGARD TO THE LIMITED REMEDIES AND INDEMNITIES

EXPRESSLY SET FORTH HEREIN, THE SERVICE RECEIVER SHALL ASSUME ALL LIABILITY FOR AND SHALL FURTHER INDEMNIFY THE SERVICE RECEIVER, ITS AFFILIATES AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS (ALL AS INDEMNIFIED PARTIES) AGAINST AND HARMLESS FROM ALL LOSSES ARISING OUT OF OR RELATING TO THE SERVICES, HOWSOEVER ARISING AND WHETHER OR NOT CAUSED BY THE NEGLIGENCE OR GROSS NEGLIGENCE OF THE SERVICE PROVIDER, ITS AFFILIATES OR ANY THIRD PARTY SERVICE PROVIDER.

ARTICLE 5

MISCELLANEOUS

5.1           Confidentiality. The Company and ACE each acknowledge and agree that the terms of Section 9.3 of the Separation Agreement shall apply to information, documents, plans and other data made available or disclosed by any member of the Company Group or the ACE Group in connection with this Agreement.

5.2           Force  Majeure. Continued performance of a Service may be suspended immediately to the extent caused by any event or condition beyond the reasonable control of the party suspending such performance, including acts of God, fire, labor or trade disturbance, war, civil commotion, compliance in good faith with any law, unavailability of materials or other event or condition whether similar or dissimilar to the foregoing (a “Force Majeure Event”). The party claiming suspension due to a Force Majeure Event will give prompt notice to the other of the occurrence of the Force Majeure Event giving rise to the suspension and of its nature and anticipated duration. The parties shall cooperate with each other to find alternative means and methods for the provision of the suspended Service.

5.3           Automatic Termination. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall terminate automatically in the event the Separation Agreement is terminated prior to the Closing Time. In the event of such termination, no party shall have any liability of any kind to any other party on account of such termination.

5.4           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to its conflict of laws principles.

5.5           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed), or by certified mail, postage prepaid and return receipt requested, or facsimile transmission addressed as follows (or to such other address as a party may designate by written notice to the others) and shall be deemed given on the date on which such notice is received:

If to ACE:

ACE Limited

ACE Global Headquarters
17 Woodbourne Avenue
Hamilton HM08 Bermuda
Attention:  General Counsel
Facsimile:  (441) [_________]

If to the Company:

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM08 Bermuda
Attention:  General Counsel
Facsimile:  (441) 296-7779

5.6           Amendment and Modification.  The parties may by written agreement, subject to any regulatory approval as may be required, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto; and (b) waive compliance with or modify, amend or supplement any of the agreements contained in this Agreement or waive or modify performance of any of the obligations of any of the parties hereto.  This Agreement may not be amended or modified except by an instrument in writing duly signed on behalf of the parties hereto.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.8           No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon third parties any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

5.9           Headings.  The Article and Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

5.10         Severability.  To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remaining provisions of this Agreement shall be unaffected and shall continue in full force and effect.

5.11         Waiver.  No failure by any party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing.

5.12         Entire Agreement.  This Agreement, the Separation Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between ACE and the Company with respect to the subject matter hereof and thereof.

5.13         Assignment of this Agreement.  No party may assign this Agreement without the express written consent of the other party.

5.14         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

ACE LIMITED

By:
Name:
Title:

ASSURED GUARANTY LTD.

By:
Name:
Title:

Schedule 1.1

Services

Services Provided by ACE Limited and Subsidiaries to Assured Guaranty Ltd. and Subsidiaries

Service Provider	Service Recipient(s)	Service	Fee	Duration
ACE American Insurance Company	Assured Guaranty Ltd. and Subsidiaries

Tax consulting and compliance services consistent with tax consulting and compliance services services historically provided by ACE American to Subsidiaries of Assured Guaranty Ltd., including without limitation providing U.S. and international tax advice, preparing tax returns, responding to inquiries from tax authorities and assisting with tax audits.  In addition, ACE American will assist Assured Guaranty Ltd. in transitioning the tax consulting and compliance function to a tax professional to be hired by Assured Guaranty Ltd. or one of its subsidiaries.

Pro rata portion of ACE American’s tax department’s budget, based on time spent servicing Assured Guaranty Ltd. and Subsidiaries.  Billings will be based on estimated budget, with a true-up at year end.  Estimated monthly amount for 2004 is [$36,072].

May 1, 2004 through September 15, 2005
ACE American Insurance Company	Assured Guaranty Ltd. and Subsidiaries

PeopleSoft functional services consistent with PeopleSoft functional services historically provided by ACE American to Subsidiaries of Assured Guaranty Ltd., including without limitation:

• Chartfield (chart of accounts) and tree maintenance

			$4,333 per month.	May 1, 2004 through April 30, 2005.

• Configuration maintenance
• Report maintenance and updates
• Validation and testing of enhancements constructed by the IT teams
• Assistance with minor development efforts and continuous functionality

ACE American Insurance Company	Assured Guaranty Ltd. and Subsidiaries

Information Technology Services as follows:
PeopleSoft information technology services consistent with PeopleSoft information technology services historically provided by ACE American to Subsidiaries of Assured Guaranty Ltd., including without limitation:

• Helpdesk support (7 a.m. to 7 p.m.)

• Hardware and software hosting • Application maintenance and tuning

• Use of PeopleSoft software

• Connection to ACE network

Three off-site user licenses for NILS INSource (vendor is CCH Insurance Services)

Use of the products described on Annex A to this Schedule 1.1

			$19,000 per month.	May 1, 2004 through April 30, 2005.

ACE Financial Solutions International Ltd.	Assured Guaranty Re International Ltd.	Transition of records management.	$[ ], one-time fee, payable following completion of service.	May 1, 2004 (or as soon as practical thereafter) until completed.

ACE Financial Solutions International Ltd.	Assured Guaranty Ltd. and Assured Guaranty Re International Ltd.

General and administrative expense payments consistent with general and administrative expense payments services historically provided by ACE Financial Solutions International to Assured Guaranty Re International Ltd.

		$[ ] per month.	May 1, 2004 through April 30, 2005.

ACE Limited	Assured Guaranty Ltd. and Assured Guaranty Re International Ltd.

Human Resources services consistent with such services historically provided by ACE Limited to Assured Guaranty Re International Ltd., including without limitation:

• Employee recruitment and orientation

• Administration of Performance  Management Process

• Compliance with relevant Bermuda employment laws and regulations

Compensation and Benefits services consistent with such services historically provided by ACE Limited to Assured Guaranty Re International Ltd., including without limitation:

• Processing and payment of monthly salaries and benefits • Compliance with relevant income tax laws

• Management of Assured Guaranty Ltd.’s equity program Monthly analysis of salary and expense variances

• Guidance and direction in annual budget process (i.e., annual increases,

		$[ ] per month.	May 1, 2004 through December 31, 2004.

bonus levels, etc.) • Assist in management of employee benefit vendors (e.g., UBS)

ACE Financial Solutions International Ltd.	Assured Guaranty Ltd. and Assured Guaranty Re International Ltd.	Information technology services as outlined in the Service Level Agreement attached hereto as Annex B	Per Annex B.	May 1, 2004 through April 30, 2005.

Services Provided by Assured Guaranty Ltd. and Subsidiaries to ACE Limited and Subsidiaries

Service Provider	Service Recipient(s)	Service	Fee	Duration
ACE Guaranty Re Overseas Ltd.	ACE Financial Services Inc.	Servicing of Mandatory Income Preferred Shares	No fee	May 1, 2004 to December 30, 2004

Annex A to Schedule 1.1

Function	Vendor Name	Product Name	Product Version

Backups	EMC	EMC Timefinder, SRDF, BCV
Backups	IBM	Tivoli Storage Manager IBM 3740 tape library

Backups	Oracle	Oracle RMAN integrated with EMC to use BCV’s for managing backup instead of having to utilize the production disks
Capacity Planning	EMC	EMC Capacity Planner
Clustering and Failover	Veritas	Veritas Glocal Cluster Manager	Cluster Server 1.3.1 / Volume Manager 3.0
COBOL Compiler	Merant	Server Express Cobol Compiler for UNIX	3.0 (SP1) or 4.0
COBOL Compiler	Merant	Server Express Cobol Compiler for UNIX - 2nd copy with Application Server	3.0 (SP1) or 4.0
RDBMS	Oracle	Oracle 8I Enterprise Addition	8.1.7
DBA Tools	Embarcadero	DB Artisan Oracle	5.4
DBA Tools	Embarcadero	Performance Center Client	5.4
DBA Tools	Embarcadero	Performance Center Managed Database Instance	5.4
DBA Tools	EMC	EMC Symmetrix DB Tuner
ETL (Extract Transform & Load)	Informatica	PowerCenter Standard Class II (upgrade Peoplesoft OEM license) for site 1	5
ETL (Extract Transform & Load)	Informatica	PowerCenter Lab License (unlimited) for site 2	5
ETL (Extract Transform & Load)	Informatica	Unlimited Sources & Targets	5
ETL (Extract Transform & Load)	Informatica	3 Onsite Training Days	5
OLAP (OnLine Analytical Processing)	Hyperion/Essbase or Cognos Enterprise Server	TBD	TBD
SAN Tuning & Failover	EMC	EMC PowerPath

Scheduling	Computer Assosiates	AutoSys	3.5
Shadowing	Citrix	Citrix
Storage Management	EMC	EMC Foundation Suite by Veritas
Version Control	Merant	PVCS Professional (Suite of Version Manager, Tracker and Configuration Builder)	6.7 or 7.0
Workflow Analyzer	EMC	EMC Workflow Analyzer